Exhibit 99.1

Contango ORE, Inc. Announces Plans for 2021 and Launch of New Company Website

HOUSTON--(BUSINESS WIRE)--January 19, 2021--Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced today Exploration Plans for 2021 as well as the launch of a new Company website. Please visit the new website at www.contangoore.com.

Corporate Update

The Company is pleased to announce that it has a new Company website: www.contangoore.com. We welcome shareholders and investors to visit the site and learn more about the Company’s history and projects, as well as our plans to continue to build shareholder value. The Company’s investor relations information, including press releases, links to the Company’s filings with the U.S. Securities and Exchange Commission, the charters of the committees of the Company’s Board of Directors, and the Company’s Code of Ethics, can be accessed on this website. If you have questions, please contact us by using the info@contangoore.com link.

The Company would also like to welcome two new employees – Alina Wyatt, Database Manager and Luke Raymond, Project Manager. Alina and Luke are both Alaska-based geologists with extensive experience in Alaska, and specifically with the Peak Gold project and surrounding 100% CORE-owned lands encompassing the Triple Z, Eagle and Hona projects areas.

Peak Gold LLC Update

On December 10, 2020, the Management Committee of Peak Gold, LLC (“PGLLC”), the Company’s joint venture with a subsidiary of Kinross Gold Corporation (“Kinross”), approved an $18 million budget for calendar year 2021. The Company’s proportionate share of the approved budget is approximately $5.4 million. The purpose of the budget is to complete in-fill drilling, engineering and environmental studies necessary to complete a feasibility-level study on the Peak Gold project, and ready the project for the formal permitting process to begin, including community outreach. Drilling will constitute the majority of the overall program and include: Resource In-fill, Condemnation, Hydrology, In-pit Geotechnical and other Geotechnical drilling related to facilities placement. The In-fill drill program will augment Indicated and Inferred resources to the Measured and Indicated categories1, respectively. In addition, we expect to fund a roughly $2 million exploration program to explore for additional resources on the roughly 650,000 acres of private land under lease with the Tetlin Tribe, focused on the areas immediately adjacent to the known Peak Gold resources. Please see Company website for more details on the Peak Gold project and Peak Gold: https://www.contangoore.com/project/peak-gold.

Rick Van Nieuwenhuyse, the Company’s President and CEO, commented, “The Peak Gold, LLC recently completed the approximately $3 million fourth-quarter 2020 calendar year program at the Peak Gold project site just before the holidays. The drilling completed was primarily to provide large-scale, bulk samples for continued feasibility-level metallurgical work. The 2021 program is already underway with the Management Committee of PGLLC having approved an $18 million budget to complete work needed to prepare a Feasibility Study and ready the project for the permitting process. It is exciting to see the concrete progress being made and we look forward to reporting results as they become available.”

CORE’s 100%-Owned Exploration Update

The Company plans to drill its 100%-owned Triple Z target later this year. Previous work has outlined a well-defined porphyry copper-gold-silver target immediately adjacent to the Alaska and Taylor Hwys. The target is defined by grid surface sampling as well as IP and VTEM geophysical surveys – please see: https://www.contangoore.com/project/triple-z. The Company expects to be able to drill here in the fall once the State of Alaska has received conveyance from the federal government of these state selected lands – a process that is on-going in Alaska.

The Company also plans to continue its exploration efforts on its earlier stage Eagle and Hona projects located immediately north of the Peak Gold project area. At both areas, stream sediment and pan concentrate sampling have outlined several broad areas of anomalous gold and associated pathfinder elements, including some particularly high pan concentrate samples containing 1 to 9 g/t in multiple samples.

We believe the Eagle area is an exciting early-stage exploration area defined by anomalous stream geochemistry along approximately 10 kilometers of strike length. Follow up geology and boots on-the-ground prospecting are expected to identify areas for follow up drilling. A similar program is anticipated for the Hona block located immediately to the west of Eagle. Previous drilling by the Peak Gold JV at Hona identified multiple intervals of between 0.4 g/t gold over 17 meters and 3 g/t over thicknesses of 1.3 meters. Additional boots-on-the-ground prospecting and geologic mapping in combination with the extensive geophysical surveys already conducted are expected to refine geologic drill targets. We look forward to updating shareholders as we execute these programs later this year. Please visit our website for further information: https://www.contangoore.com/project/eagle and https://www.contangoore.com/project/hona.

ABOUT CORE

CORE engages in exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold, LLC, which leases approximately 675,000 acres from the Tetlin Alaska Native Tribe for exploration and development, and through Contango Minerals Alaska, LLC, its wholly owned subsidiary, which owns the exploration and development rights for State mining claims totaling approximately 168,000 acres. Additional information can be found on our web page at www.contangoore.com.

  The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” as used in this press release are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 (NI 43-101). CORE is not subject to regulation by Canadian regulatory authorities. These terms are not defined terms under the U.S. Securities and Exchange Commission’s (“SEC’s”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The estimation of measured resources and indicated resources involves greater uncertainty as to their existence and the legal and economic feasibility of extraction than the estimation of proven and probable reserves. Conversion of mineral resources to proven and probable mineral reserves generally requires a further economic study, such as a preliminary feasibility study. Investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into mineral reserves. In addition, the SEC normally only permits issuers to report mineralization that does not constitute mineral reserves as in-place tonnage of mineralized material and grade without reference to unit amounts of metal.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Joint Venture Company’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in the Joint Venture; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com